UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 27, 2023

Avinger, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36817	20-8873453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Chesapeake Drive
Redwood City, California 94063
(Address of principal executive offices, including zip code)

(650) 241-7900
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AVGR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 27, 2023, Avinger, Inc. (the “Company”) entered into Amendment No. 7 to Term Loan Agreement (the “Amendment”) with CRG Partners III L.P. and certain of its affiliated funds, as lenders (the “Lenders”), which amended the Term Loan Agreement, dated as of September 22, 2015, by and among the Company, certain of its subsidiaries from time to time party thereto as guarantors, and  the Lenders (as amended, the “Term Loan Agreement”). The Amendment amended the Term Loan Agreement to, among other things:

-	provide that the board observer may be appointed or removed by written notice from the Majority Lenders (as defined in the Term Loan Agreement); and
-	remove the Company’s minimum annual revenue covenants.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1, and which is incorporated herein in its entirety by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is also incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Amendment No. 7 to Term Loan Agreement, dated December 27, 2023, made by and among Avinger, Inc. and GRG Partners III L.P. and certain of its affiliated funds, as lenders.
104	Cover Page Interactive Data File, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVINGER, INC.

Date: December 29, 2023	By:	/s/ Jeffrey M. Soinski
Jeffrey M. Soinski
Chief Executive Officer